Exhibit 3.17

Certificate of Amendment

of the

Certificate of Incorporation

of

D-H Acquisition, Inc.

(Pursuant to Section 242 of the General Corporation Law of the

State of Delaware)

Pelham H.A. Smith and Paul A. Helbling, being the Vice President and Assistant Secretary, respectively, of D-H Acquisition, Inc. a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”) do each hereby certify as follows:

FIRST: That Article One of the Certificate of Incorporation of the Corporation be, and hereby is, amended in its entirety to read as follows:

“Article One

The name of the corporation is HydroChem Industrial Services, Inc. (hereinafter referred to as the “Corporation”).”

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by the unanimous written consent pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders of the Corporation entitled to vote thereon approved the foregoing amendment by a unanimous written consent pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

*    *    *

IN WITNESS WHEREOF, the undersigned, being the Vice President and the Assistant Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, do each hereby declare and certify that this the act and deed of the Corporation, and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of the Certificate of Incorporation as of this 15th day of December, 1993.

D-H ACQUISITION, INC.

By:	/s/ Pelham H.A. Smith
	Name:	Pelham H.A. Smith
	Title:	Vice President

Attest:

By:	/s/ Paul A. Helbling
	Name:	Paul A. Helbling
	Title:	Assistant Secretary